UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

AIS FUTURES FUND IV L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	13-3909977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o AIS FUTURES MANAGEMENT LLC
187 Danbury Road, P.O. Box 806
Wilton, Connecticut  06897

John Hummel
AIS Futures Management LLC
187 Danbury Road, P.O. Box 806
Wilton, Connecticut  06897

(203) 563-1180
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Copies to:

Nathan Howell
James Biery
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:	Limited
Partnership Interests
(Title of Class)

Table of Contents

Item 13: Financial Statements and Supplementary Data	1

Item 15: Financial Statements and Exhibits	1

i

AIS FUTURES FUND IV L.P.

Item 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial statements required by this item, including unaudited financial statements for the quarter ending March 31, 2007, the report of McGladrey & Pullen, LLP for the fiscal year ended December 31, 2006, and the report of Salvatore Albanese & Co. for the fiscal years ended December 31, 2005 and 2004 are included herewith following the Index to Financial Statements and are incorporated by reference into this Item 13.  The supplementary financial information specified in Item 302 of Regulation S-K is not applicable.

Item 15: FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements are included herewith following the Index to Financial Statements appearing following the signatures hereto:

AIS Futures Fund IV L.P, Financial Statements, March 31, 2007
Statements of Financial Condition, March 31, 2007 (Unaudited) and December 31, 2006 (Audited)
Condensed Schedule of Investments, March 31, 2007(Unaudited)
Condensed Schedule of Investments, December 31, 2006 (Audited)
Statements of Operations For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
Statements of Changes in Partners’ Capital (Net Asset Value) For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
Notes to Financial Statements

*AIS Futures Fund IV L.P. Annual Report, December 31, 2006
Report of Independent Registered Public Accounting Firm
Independent Auditor’s Report
Statements of Financial Condition, December 31, 2006 and 2005
Condensed Schedule of Investments, December 31, 2006
Condensed Schedule of Investments, December 31, 2005
Statements of Operations For the Years Ended December 31, 2006, 2005 and 2004
Statements of Changes in Partners’ Capital (Net Asset Value) For the Years Ended December 31, 2006, 2005 and 2004
Notes to Financial Statements

AIS Futures Management LLC Balance Sheet, December 31, 2006
Independent Auditor’s Report
Balance Sheet, December 31, 2006
Notes to Balance Sheet

* Previously filed

1

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 27, 2007	AIS FUTURES FUND IV L.P. By: AIS FUTURES MANAGEMENT LLC
By: /S/ John Hummel Name: John Hummel Title: President

2

Index to Financial Statements

AIS Futures Fund IV L.P, Financial Statements, March 31, 2007
Statements of Financial Condition, March 31, 2007 (Unaudited) and December 31, 2006 (Audited)
Condensed Schedule of Investments, March 31, 2007(Unaudited)
Condensed Schedule of Investments, December 31, 2006 (Audited)
Statements of Operations For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
Statements of Changes in Partners’ Capital (Net Asset Value) For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
Notes to Financial Statements

*AIS Futures Fund IV L.P. Annual Report, December 31, 2006
Report of Independent Registered Public Accounting Firm
Independent Auditor’s Report
Statements of Financial Condition, December 31, 2006 and 2005
Condensed Schedule of Investments, December 31, 2006
Condensed Schedule of Investments, December 31, 2005
Statements of Operations For the Years Ended December 31, 2006, 2005 and 2004
Statements of Changes in Partners’ Capital (Net Asset Value) For the Years Ended December 31, 2006, 2005 and 2004
Notes to Financial Statements

AIS Futures Management LLC Balance Sheet, December 31, 2006
Independent Auditor’s Report
Balance Sheet, December 31, 2006
Notes to Balance Sheet

* Previously filed

3

AIS FUTURES FUND IV L.P.
STATEMENTS OF FINANCIAL CONDITION
March 31, 2007 (Unaudited) and December 31, 2006 (Audited)
_______________

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Unaudited)
ASSETS
Equity in broker trading account
Cash	$2,644,108	$3,341,803
United States government securities	54,933,551	50,875,254
Unrealized gain (loss) on open contracts	1,784,483	(1,978,076)
Interest receivable	5,654	2,712
Deposits with broker	59,367,796	52,241,693

Cash	372,311	546,030
Total assets	$59,740,107	$52,787,723

LIABILITIES
Accounts payable	$70,143	$51,208
Commissions and other trading fees
on open contracts	19,336	19,112
Management Fee payable	82,307	72,095
Accrued General Partner Profit Share allocation	492,605	0
General Partner Profit Share allocation payable	0	83,935
Selling Agent administrative and service fee payable	159,054	140,573
Subscriptions received in advance	372,301	546,000
Redemptions payable	413,950	130,526
Total liabilities	1,609,696	1,043,449

PARTNERS' CAPITAL (Net Asset Value)
General Partner - Series B	196,008	179,169
Limited Partners - Series A	57,934,403	51,565,105
Total partners' capital (Net Asset Value)	58,130,411	51,744,274

	$59,740,107	$52,787,723

See accompanying notes.

AIS FUTURES FUND IV L.P.
CONDENSED SCHEDULE OF INVESTMENTS
March 31, 2007 (Unaudited)
_______________
UNITED STATES GOVERNMENT SECURITIES
Face Value	Maturity Date	Description	Fair Value
$ 8,000,000	04/05/07	U.S. Treasury Bills	$ 7,993,379	13.75%
9,000,000	05/03/07	U.S. Treasury Bills	8,957,751	15.41%
7,000,000	05/10/07	U.S. Treasury Bills	6,960,255	11.97%
6,000,000	05/31/07	U.S. Treasury Bills	5,949,056	10.23%
6,000,000	07/05/07	U.S. Treasury Bills	5,920,810	10.19%
2,000,000	07/12/07	U.S. Treasury Bills	1,971,362	3.39%
1,000,000	07/26/07	U.S. Treasury Bills	983,638	1.69%
6,000,000	08/02/07	U.S. Treasury Bills	5,896,886	10.14%
5,000,000	08/09/07	U.S. Treasury Bills	4,909,360	8.45%
1,500,000	08/16/07	U.S. Treasury Bills	1,471,403	2.53%
4,000,000	08/23/07	U.S. Treasury Bills	3,919,651	6.74%
		Total United States government securities *
		(cost, plus accrued interest, - $54,933,551)	$ 54,933,551	94.49%
LONG FUTURES CONTRACTS

	Description		Fair Value
	Agricultural		$ (1,472,364)	-2.53%
	Currencies		(162,750)	-0.28%
	Energy		3,288,732	5.66%
	Metals		129,640	0.22%

	Total long futures contracts		1,783,258	3.07%
SHORT FUTURES CONTRACTS
Number of Contracts	Description

	Stock Index		(226,650)	-0.39%
360	Interest Rates (30 Year U.S. Treasury Bond, expires 06/2007)		227,875	0.39%

	Total short futures contracts		1,225	0.00%
	Total futures contracts		$ 1,784,483	3.07%
		See accompanying notes.
* Pledged as collateral for the trading of futures and options on futures contracts.

AIS FUTURES FUND IV L.P.
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006 (Audited)
_______________
UNITED STATES GOVERNMENT SECURITIES
Face Value	Maturity Date	Description	Fair Value	% of Net Asset Value

$ 9,000,000	01/04/07	U.S. Treasury Bills	$ 8,992,318	17.38%
2,000,000	01/11/07	U.S. Treasury Bills	1,996,279	3.86%
500,000	01/18/07	U.S. Treasury Bills	498,584	0.96%
6,000,000	02/01/07	U.S. Treasury Bills	5,971,749	11.54%
8,000,000	04/05/07	U.S. Treasury Bills	7,893,629	15.26%
11,000,000	05/03/07	U.S. Treasury Bills	10,811,138	20.89%
9,000,000	05/10/07	U.S. Treasury Bills	8,836,491	17.08%
6,000,000	05/31/07	U.S. Treasury Bills	5,875,066	11.35%

		Total United States government securities *
		(cost, plus accrued interest, - $50,875,254)	$ 50,875,254	98.32%

LONG FUTURES CONTRACTS
	Description		Fair Value	% of Net Asset Value

	Agricultural		$ 10,090	0.02%
	Currencies		(953,587)	-1.84%
	Energy		(732,312)	-1.42%
	Stock Index		43,050	0.08%
	Metals		(1,423,598)	-2.75%

	Total long futures contracts		(3,056,357)	-5.91%

SHORT FUTURES CONTRACTS
Number of Contracts	Description

335	Interest Rates (30 Year U.S. Treasury Bond, expires 03/2007)		1,078,281	2.08%

	Total futures contracts		$ (1,978,076)	-3.83%

* Pledged as collateral for the trading of futures and options on futures contracts.
See accompanying notes.

AIS FUTURES FUND IV L.P.
STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
_______________

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
TRADING GAINS (LOSSES)
Trading gains (losses)
Realized	$700,600	$1,276,611
Change in unrealized	3,762,559	801,217
Brokerage commissions	(43,458)	(29,916)

Total trading gains	4,419,701	2,047,912

NET INVESTMENT INCOME
Income
Interest income	681,447	379,945

Expenses
Selling Agent Administrative and Service Fee	395,095	241,510
Management Fees	242,295	114,827
Operating expenses	24,950	9,450

Total expenses	662,340	365,787

Net investment income	19,107	14,158

NET INCOME	4,438,808	2,062,070

Less: General Partner Profit Share allocation	496,660	321,381

Net income for pro rata allocation to all partners	$3,942,148	$1,740,689

See accompanying notes.

AIS FUTURES FUND IV L.P.
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
_______________
	Partners' Capital
	Series B	Series A
	General	Limited
	Partner	Partners	Total

Balances at December 31, 2006	$179,169	$51,565,105	$51,744,274
Net income for the three months
ended March 31, 2007
General Partner Profit Share allocation	4,055	0	4,055
Pro rata allocation to all partners	16,839	3,925,309	3,942,148
Subscriptions	0	3,621,627	3,621,627
Redemptions	(4,055)	(1,177,638)	(1,181,693)

Balances at March 31, 2007	$196,008	$57,934,403	$58,130,411

Balances at December 31, 2005,
as previously reported	$170,968	$28,194,561	$28,365,529

Restatement for redemptions (Note 1)
December 31, 2005	0	(481,198)	(481,198)
Balance at December 31, 2005
as restated	170,968	27,713,363	27,884,331
Net income for the three months
ended March 31, 2006
General Partner Profit Share allocation	3,651	0	3,651
Pro rata allocation to all partners	12,674	1,728,015	1,740,689
Subscriptions	0	5,124,118	5,124,118

Redemptions	(3,651)	(480,052)	(483,703)

Balances at March 31, 2006	$183,642	$34,085,444	$34,269,086

See accompanying notes.

AIS FUTURES FUND IV L.P.
NOTES TO FINANCIAL STATEMENTS
_______________

Note 1.          ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.         General Description of the Partnership

AIS Futures Fund IV L.P. (the Partnership) is a Delaware limited partnership, which operates as a commodity investment pool.  The Partnership engages in the speculative trading of futures contracts and options on futures contracts.  The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and Futures Commission Merchants (brokers) through which the Partnership trades.

The limited partnership agreement provides, among other things, that the Partnership shall dissolve no later than December 31, 2026.

B.         Method of Reporting

The Partnership’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Partnership’s management.  Actual results could differ from those estimates.

C.	Futures and Options on Futures Contracts

Futures and options on futures are recorded on trade date and reflected at fair value, based on quoted market prices.  Gains or losses are realized when contracts are liquidated.  Net unrealized gains or losses on open contracts (the difference between contract trade price and quoted market price) are reflected in the statement of financial condition.  Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.  Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

D.         Securities

United States government securities are stated at cost plus accrued interest, which approximates fair value.

E.         Income Taxes

The Partnership prepares calendar year U.S. and applicable state information tax returns and reports to the partners their allocable shares of the Partnership’s income, expenses and trading gains or losses.  No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reporting for income tax purposes.

AIS FUTURES FUND IV L.P.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
_______________

Note 1.           ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F.	Capital Accounts

The Partnership offers two Series of Units.  The Series A Units are available to all qualified investors, subject to applicable conditions and restrictions.  The Series B Units are available for sale to the General Partner and its principals.  The Partnership does not report net asset value per unit, as each investors net asset value per unit may vary due to timing of subscriptions and redemptions and applicability of the General Profit Share allocation based on each Limited Partner’s capital account balances rather than the Partnership as a whole. The Partnership accounts for subscriptions, allocations and redemptions on a per partner capital account basis.  Income or loss, prior to the General Partner Profit Share allocation, is allocated pro rata to the capital accounts of all partners.  The General Partner Profit Share allocation applicable to each Limited Partner is allocated to the General Partner’s capital account from the Limited Partner’s capital account at the end of each calendar year or upon redemption by a Limited Partner.  For interim accounting periods, the General Partner Profit Share allocation is accrued, based on defined New Trading Profit to date, and is reflected as a liability of the Partnership in the statement of financial condition.

G.	Redemptions

Limited Partners may require the Partnership to redeem some or all of their capital upon ten days prior written notice.  Partner redemptions are recorded on their effective date, which is generally the last day of the month.

H.	Statement of Cash Flows

The Partnership has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, “Statements of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

I.	Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements.  Adoption of FIN 48 was required for the fiscal year beginning January 1, 2007.  The adoption of FIN 48 did not have a material effect on the Partnership’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157).  FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements.  While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice.

AIS FUTURES FUND IV L.P.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
_______________

Note 1.               ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The implementation of FAS 157 is not expected to have a material impact on the Partnership’s financial statements.

J.               Fair Value

All of the Partnership’s assets and liabilities are considered financial instruments and are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instruments.

K.               Change in Accounting Principle and Prior Period Restatement

Pursuant to the provisions of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (FAS 150), redemptions approved by the General Partner prior to year end with a fixed effective date and fixed amount should be recorded as redemptions payable as of year end.  FAS 150 became effective for the Partnership during the year ended December 31, 2005.  The December 31, 2005 financial statements have been restated to reflect redemptions payable of $481,198, which was previously reported as partners’ capital.

L.               Interim Financial Statements

The financial statements included herein were prepared by us without audit according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America may be omitted pursuant to such rules and regulations. The financial statements reflect, in the opinion of management, all adjustments necessary that were of normal and recurring nature and adequate disclosures to present fairly the financial position and results of operations as of and for the periods indicated. The results of operations for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results to be expected for the full year or for any other period.

These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Form 10 previously filed with the Securities and Exchange Commission.

Note 2.               GENERAL PARTNER

The General Partner and commodity trading advisor of the Partnership is AIS Futures Management LLC, which conducts and manages the business and trading activities of the Partnership.

The Second Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”) provides for the General Partner to receive a monthly Management Fee equal to 1/12 of 2% (2% annually) of each Series A Limited Partner’s month-end Net Assets, as defined.  The General Partner also receives a Profit Share allocation equal to 20% of any New Trading Profit, as defined, attributable to each Series A Limited Partner’s Interest achieved as of each calendar year-end or upon redemption.

AIS FUTURES FUND IV L.P.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
_______________

Note 2.	GENERAL PARTNER (CONTINUED)

During the three months ended March 31, 2007 and 2006, certain Series A Limited Partners were charged Management Fees at a rate lower than described above, to offset the effect of the additional 1.5% per annum Selling Agent Service Fee described in Note 3.  Accordingly, for the three months ended March 31, 2007 and 2006, Management Fees were reduced by approximately $43,500 and $44,500, respectively.

Note 3.	SELLING AGENT ADMINISTRATIVE AND SERVICE FEES

Certain Series A Limited Partners that were solicited by  Selling Agents are charged an Administrative and Service Fee (the “Service Fee” equal to 1/12 of 2.5% (2.5% annually) of each Series A Limited Partner’s month-end Net Assets, as defined, sold by them which remain outstanding as of each month-end.  The Selling Agents may pass on a portion of the Service Fee to its investment executives.  In the event the Service Fee is no longer payable to a Selling Agent, the relevant Limited Partner who was solicited by such Selling Agent will no longer be charged the Service Fee.  For the three months ended March 31, 2007 and 2006, certain Limited Partners were not subject to the Service Fee.

For investment executives associated with the sale of Limited Partner Interests in excess of $500,000, the investment executive’s firm will receive an additional 1.5% per annum Service Fee with respect to such Limited Partner Interests in excess of $500,000, for the first twelve months following the sale of such Limited Partner Interests.  The additional Service Fee is paid by the Partnership, however, the General Partner reduces their Management Fee (see Note 2.) related to the Limited Partner’s Interest.  Accordingly,  this additional Service Fee does not affect the total fees charged to the Limited Partner.

Note 4.	DEPOSITS WITH BROKER

The Partnership deposits funds with its clearing broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements.  Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker.  Accordingly, assets used to meet margin and other broker or regulatory requirements are partially restricted.  The Partnership earns interest income on its assets deposited with the broker.

Note 5.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Investments in the Partnership are made by subscription agreement, subject to acceptance by the General Partner.  A selling commission of up to 2% of the subscription amount may be deducted from the subscription proceeds and paid to the applicable Selling Agent, if any.  For the three months ended March 31, 2007 and 2006, $0 and $350 in selling commissions were charged to Limited Partners.  Limited Partner additions, as presented in the statement of changes in partners’ capital (net asset value), are net of such selling commissions.

The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner.  A Limited Partner may request and receive partial or full redemptions of their capital account as of the close of business on the last business day of any month, subject to restrictions in the Limited Partnership Agreement.

AIS FUTURES FUND IV L.P.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
_______________

Note 6.	TRADING ACTIVITIES AND RELATED RISKS

The Partnership engages in the speculative trading of U.S. futures contracts and for a brief period of time in 2006 traded options on U.S. futures contracts.  The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures and options on futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements.  In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than total cash and other property deposited.

For futures and options on futures contracts, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the notional contract value of futures contracts purchased and unlimited liability on such contracts sold short.  As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.  Written options expose the Partnership to potentially unlimited liability; for purchased options, the risk of loss is limited o the premiums paid.

In addition to market risk, in entering commodity interest contracts, there is a credit risk that a counterparty will not be able to meet its obligations to the Partnership.  The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange.  In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce the credit risk.

The Partnership maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  The Partnership has not experienced any losses in such accounts.  The General Partner believes the Partnership is not exposed to any significant credit risk on cash.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so.  The Limited Partners bear the risk of loss only to the extent of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 7.	INDEMNIFICATIONS

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications.  The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred.  The Partnership expects the risk of any future obligation under these indemnifications to be remote.

AIS FUTURES FUND IV L.P.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
_______________

Note 8.	FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Partnership for the three months ended March 31, 2007 and 2006.  This information has been derived from information presented in the financial statements.

	Three Months ended
	March 31,	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
Total return for Series A Limited Partners taken as a whole
Total return before Profit Share allocation (3)	8.18%	6.21%
Profit Share allocation (3)	(0.92)%	(0.90)%
Total return after Profit Share allocation	7.26%	5.31%
Supplemental Data for Series A Limited Partners
Ratio of expenses to average net asset value:
Expenses, excluding Profit Share allocation (2)	4.79%	4.71%
Profit Share allocation (3)	5.69%	5.74%
Total expenses	2.10%	2.21%
Net investment income (1)(2)	0.12%	0.16%

The total returns and ratios are presented for Series A Limited Partners taken as a whole based on the Partnership’s standard Management Fee, Service Fee and Profit Share allocation arrangements.  An individual partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of their capital additions and redemptions and given potentially different fee arrangements for a Series A Limited Partner.

The total returns and ratios exclude the effects of any 2% upfront selling commissions charged by Selling Agents.

____________________________________________________
(1)   The net investment income is comprised of interest income less total expenses, excluding the General Partner Profit Share allocation
(2)  Annualized
(3)  Not annualized

INDEPENDENT AUDITOR’S REPORT

To the Members
AIS Futures Management LLC

We have audited the accompanying balance sheet of AIS Futures Management LLC as of December 31, 2006.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AIS Futures Management LLC as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
May 31, 2007

AIS FUTURES MANAGEMENT LLC
BALANCE SHEET
December 31, 2006
_______________
ASSETS
Current assets
Cash and cash equivalents		$99,191
Equity in commodity broker trading account		95,845
Management fees receivable from sponsored funds		243,448
Other receivables from sponsored funds		545,500
Other fees receivable		27,130
Prepaid expenses		18,810
Investments in sponsored funds
AIS Futures Fund II L.P. (2X-4X)	$274,545
AIS Futures Fund L.P. (3x-6x)	952,709
AIS Futures Fund III L.P.	518,462
AIS Futures Fund IV L.P.	179,169
Total investments in sponsored funds		1,924,885
Total current assets		2,954,809
Property, equipment and leasehold improvements
Equipment	$117,444
Furniture & fixtures	128,519
Leasehold improvements	67,302
Less accumulated depreciation and amortization	(264,549)
Total property, equipment and leasehold improvements, net		48,716
Security deposits		25,351
Total other assets		74,067
Total assets		$3,028,876
LIABILITIES
Current liabilities
Accounts payable		$74,352
Compensation payable		126,000
Payable to profit sharing plan		175,000
Total current liabilities		375,352
Deferred rent		15,637
Total liabilities		390,989
MEMBERS' EQUITY
Members' equity		2,637,887
Total Liabilities and Members' Equity		$3,028,876

See accompanying notes.

AIS FUTURES MANAGEMENT LLC
NOTES TO BALANCE SHEET
_______________

Note 1.             ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.         General Description

AIS Futures Management LLC (the Company) is a Delaware limited liability company, which is registered with the Commodity Futures Trading Commission (CFTC) as a commodity pool operator and a commodity trading advisor.  The Company was formed under the laws of Delaware on April 14, 1997 and shall continue until December 31, 2047, unless sooner terminated in accordance with the Amended and Restated Limited Liability Company Agreement (Limited Liability Company Agreement).  The Company offers both retail and institutional investors investment advisory and portfolio management services, primarily in commodity interest contracts.  The Company also serves as the general partner and trading advisor of various sponsored funds.  The Company is subject to the regulations of the CFTC, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry.  The Company is also a member of and subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization.

B.         Method of Reporting

The Company’s balance sheet is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Company’s management.  Actual results could differ from those estimates.

C.         Cash and Cash Equivalents

Cash and cash equivalents includes cash on deposits with banks and an investment in a money market mutual fund.  The Company, at times, may maintain cash balances with one financial institution in amounts greater then the federally insured limit of $100,000, or may maintain cash in money market mutual fund accounts which do not provide any federal or other deposit protection. The Company’s management believes this to be an acceptable business risk.

D.	Revenue Recognition

Management fees accrue monthly based on a percentage of assets under management.  Profit Share allocations may be earned by achieving defined performance objectives as outlined in agreements with the Company’s clients.  Profit Share allocations are accrued when the conditions of the applicable profit share allocation agreements are satisfied.

E.         Investments in Sponsored Funds

Investments in sponsored funds are reported at fair value at the balance sheet date, in accordance with the equity method.  Fair value is the value determined for each sponsored fund in accordance with such sponsored funds valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored fund equals the underlying net asset value and represents the amount the Company could reasonably expect to receive from such sponsored fund if the Company’s investment was redeemed at the date of valuation.

AIS FUTURES MANAGEMENT LLC
NOTES TO BALANCE SHEET (CONTINUED)
_______________

Note 1.                 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F.	Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are stated at cost.  The cost of property and equipment is depreciated over the estimated useful lives of the related assets using straight-line methods.  Such lives range from 3 to 7 years.  The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the estimated useful lives of the assets.  Leasehold improvements are amortized using the straight-line method.
G.         Income Taxes

The Company prepares calendar year U.S. and applicable state information tax returns and reports to the Members their allocable shares of the Company’s taxable income.

H.         Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements.  Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006.  The implementation of FIN 48 is not expected to have a material impact on the Company’s balance sheet.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157).  FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements.  While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The implementation of FAS 157 is not expected to have a material impact on the Company’s balance sheet.

Note 2.                 RECEIVABLES FROM SPONSORED FUNDS

During 2006, the Company acted as General Partner and provided trading advisory services to various sponsored funds.  Management fees earned by the Company range from 0% to 4% annually, based on the various sponsored funds’ month-end net assets.  Also, the Company earns annual Profit Share allocations from sponsored funds that range from 20% to 26% of profits attributable to certain limited partner’s of the sponsored funds.  Profit shares receivable at December 31, 2006 are reflected as other receivables in the Company’s balance sheet.

AIS FUTURES MANAGEMENT LLC
NOTES TO BALANCE SHEET (CONTINUED)
_______________

Note 2.                 RECEIVABLES FROM SPONSORED FUNDS (CONTINUED)

Receivables from sponsored funds consist of the following as of December 31, 2006:

	Management	Other
	Fees	Receivables
AIS Futures Fund II L.P. (2X-4X)	$53,210	$98,695
AIS Futures Fund L.P. (3x-6x)	118,143	18,833
AIS Futures Fund III L.P.	0	344,037
AIS Futures Fund IV L.P.	72,095	83,935
Total	$243,448	$545,500

These receivables are reported in the Company’s balance sheet at the amount the Company expects to receive based on the related agreements with the sponsored funds.

Note 3.                 INVESTMENTS IN SPONSORED FUNDS

Investments in sponsored funds consist of the following as of December 31, 2006:

AIS Futures Fund II L.P. (2X-4X)
The Company is the general partner and trading advisor of AIS Futures Fund II L.P. (2X-4X). The net asset value of this fund is $24,496,424 at December 31, 2006.

AIS Futures Fund L.P. (3x-6x)
The Company is the general partner and trading advisor of AIS Futures Fund L.P. (3x-6x). The net asset value of this fund is $62,791,888 at December 31, 2006.

AIS Futures Fund III L.P.
The Company is the general partner and trading advisor of AIS Futures Fund III L.P. The net asset value of this fund is $22,739,003 at December 31, 2006.

AIS Futures Fund IV L.P.
The Company is the general partner and trading advisor of AIS Futures Fund IV L.P. The net asset value of this fund is $51,744,274 at December 31, 2006.

Note 4.                 EQUITY IN COMMODITY BROKER TRADING ACCOUNT

At December 31, 2006, the equity in the commodity broker trading account consists of the following:

Cash	$ 81,928
Open options on futures contracts
at market value (cost – $28,494)	12,250
Open futures contracts at market value	1,667
Equity in commodity broker trading account	$ 95,845

AIS FUTURES MANAGEMENT LLC
NOTES TO BALANCE SHEET (CONTINUED)
_______________

Note 4.                      EQUITY IN COMMODITY BROKER TRADING ACCOUNT (CONTINUED)

The details of the open futures contracts and open options on futures contracts at December 31, 2006 is as follows:

Open options on futures contracts	Value

Purchased Call Options
Soybeans (5 contracts, expire 10/26/07)	$11,000
Purchased Put Options
U.S. Treasury Bonds (10 contracts, expire 2/23/07)	1,250
Total at market value	$12,250
Open futures contracts
Long Futures Contracts
30 Day Interest Rate (10 contracts, 3/07)	$1,667

Futures contracts and options on futures contracts are recorded on trade date and are reflected at fair value based on quoted market prices.  Gains or losses are realized when contracts are liquidated.  Net unrealized gains or losses on open contracts (the difference between contract trade price and quoted market price) are reflected as a component of equity in commodity broker trading account in the balance sheet.

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar.  Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the balance sheet.

The Company deposits funds with Calyon Financial Inc. to act as commodity broker, subject to CFTC regulations and various exchange and broker requirements.  Margin requirements are satisfied by the deposit of cash with the commodity broker.  Accordingly, assets used to meet margin and other broker or regulatory requirements are partially restricted.  The Company earns interest income on its assets deposited with the commodity broker.

Note 5.	TRADING ACTIVITIES AND RELATED RISKS

The Company engages in the speculative trading of U.S. futures contracts and options on U.S. futures contracts.  Additionally, the sponsored funds in which the Company invests and acts as general partner also engage in the speculative trading of U.S. futures contracts and options on U.S. futures contracts.  The Company is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

AIS FUTURES MANAGEMENT LLC
NOTES TO BALANCE SHEET (CONTINUED)
_______________

Note 5.                      TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

Purchase and sale of futures and options on futures contracts requires margin deposits with the commodity broker.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a commodity broker to segregate all customer transactions and assets from such broker’s proprietary activities.  A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a commodity broker are considered commingled with all other customer funds subject to the commodity broker’s segregation requirements.  In the event of a commodity broker’s insolvency, recovery may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than total cash and other property deposited.

For futures and options on futures contracts, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the notional contract value of futures contracts purchased and unlimited liability on such contracts sold short.  As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.  Written options expose the Company to potentially unlimited liability, and purchased options expose the Company to a risk of loss limited to the premiums paid.

In addition to market risk, in entering futures and options on futures contracts, there is a credit risk that a counterparty will not be able to meet its obligations to the Company.  The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange.  In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce the credit risk.

The Company has established procedures to actively monitor the market risk of its own trading activity as well as the trading activity of the sponsored funds.  The Company has also established procedures to minimize its credit risk and the credit risk of the sponsored funds.  There is no guarantee that the Company will succeed in its objectives of monitoring market risk and minimizing credit risk.

Note 6.                      LEASE OBLIGATIONS

The Company leases office facilities under a non-cancelable lease agreement, which provides for minimum base annual rentals plus a proportionate share of tax, operating and utility expenses.  Related to this lease, the Company has provided to the landlord a security deposit  in the amount of $24,665.  This lease expires on February 28, 2016.  Minimum base annual rentals through the current lease term are as follows:

Year Ending December 31:
2007	$131,401
2008	135,309
2009	139,379
2010	143,559
2011	147,870
2012	152,321
2013	156,874
2014	161,597
2015	166,429
2016	27,873
Total base annual rentals	$1,362,612

AIS FUTURES MANAGEMENT LLC
NOTES TO BALANCE SHEET (CONTINUED)
_______________

Note 6.	LEASE OBLIGATIONS (CONTINUED)

The Company recognizes rent expense under this agreement on a straight-line basis resulting in a deferred rent liability of $15,637, as of December 31, 2006.

The Company has entered into a second lease for office facilities.  This lease expires on December 14, 2007.  Minimum base annual rentals through the lease term are $7,546.  The Company has provided to the landlord a security deposit of $686, relating to this lease.

The Company has entered into an non-cancelable operating lease agreement for office equipment, which provides for 48 monthly payments of $812.  The current lease expires on August 30, 2010.  Minimum rentals through the current lease term are $35,728.

Note 7.	PROFIT SHARING PLAN

The Company has established a Profit Sharing Plan (the Plan) for the benefit of its employees.  The Company is the Plan administrator and the president of the Company is the trustee of the Plan.  Under terms of the Plan, employees enter the Plan as a participant on the entry date as of which he or she satisfies the eligibility requirements.  All persons who are employees of the Company are considered eligible employees for purposes of the Plan.  The Company’s contributions to the Plan are totally discretionary, including the discretion to forego a contribution for one or more plan years.  For each plan year in which an employee is eligible to receive a share of any contribution the Company makes to the Plan, an amount is allocated to the employee’s account in the ratio that their compensation for the Plan year bears to the total compensation of all eligible participants for the Plan year.  Although the Plan is intended to be permanent, the Company can amend or terminate the Plan at any time.

Note 8.	INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications.  The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred.  The Company expects the risk of any future obligation under these indemnifications to be remote.